Exhibit 10.3

LICENSING AND SERVICES AGREEMENT

This Licensing and Services Agreement (“Agreement”) is made and entered into as of the __ day of November, 2014 (“Effective Date”), by and among Sit Fixed Income Advisors II, LLC (“Sit”), a Delaware limited liability company with its principal place of business at 3300 IDS Center, 80 South 8th Street, Minneapolis, MN 55402, and ETF Managers Capital LLC (“ETF Managers Capital”), a Delaware limited liability company with its principal place of business at 35 Beechwood Road, Suite 2B, Summit, NJ 07901.

WHEREAS, ETF Managers Capital desires to retain Sit to provide certain services in connection with the operation of Sit Rising Rate ETF (the “Fund”), a series of the ETF Managers Group Commodity Trust I, which is a Delaware series trust and offers its units to the public, which units will be traded on a national securities exchange (the date on which the Fund commences trading, the “Launch Date”); and

WHEREAS, Sit is willing to provide such services under the terms of this Agreement; and

WHEREAS, ETF Managers Capital desires to license the use of a model portfolio that is owned, maintained and published by Sit (the “Benchmark”); and

WHEREAS, Sit is willing to license the use of the Benchmark under the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, and in reliance upon the mutual promises contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	LICENSE

(a) Subject to the terms and conditions of this Agreement, Sit hereby grants to ETF Managers Capital and the Fund a non-transferable, non-exclusive license: (i) to use the Benchmark as the basis, or a component, of the Fund, and (ii) subject to this Article, to reproduce, modify and create derivative works from any information provided to ETF Managers Capital by Sit, in each case solely in connection with the marketing, promotion and sale of the Fund and its shares and in connection with making such disclosure about the Fund as ETF Managers Capital deems necessary or desirable under any applicable laws, rules or regulations in order to indicate the source of the Benchmark (“License”). Sit reserves all rights with respect to the Benchmark except those expressly licensed to ETF Managers Capital hereunder; however, Sit shall not grant any license or sublicense permitting the use of the Benchmark for an exchange-traded fund on any U.S. or foreign securities exchange by any party other than ETF Managers Capital or the Fund for as long as this Agreement remains in effect and for six (6) months following the termination of this Agreement if a termination has occurred other than pursuant to a voluntary termination by ETF Managers Capital under the terms of this Agreement.

(b) ETF Managers Capital acknowledges that, as between ETF Managers Capital and Sit, the Benchmark is the exclusive property of Sit, and that the Benchmark and its compilation and composition and change therein are in the control of Sit. Sit warrants and represents that ETF Managers Capital does not need to obtain a license from any person (other than the License provided herein) with respect to the use of the Benchmark or the exercise of rights under the License.

2.	SERVICES

During the term of this Agreement, Sit shall maintain, and publish the Benchmark in accordance with the terms of this Agreement and consistent with (i) the Fund’s investment objective, strategies, policies, and limitations as all are described in the Fund’s then-current prospectus and (ii) with any other regulatory requirements applicable to the Fund. In addition, Sit shall provide to ETF Managers Capital and the Fund, as applicable, services, including but not limited, to general consultation regarding the calculation, maintenance, and publication of the Benchmark, anticipated changes to the Benchmark and the nature of the Benchmark’s current or anticipated components and other such services as the parties to this Agreement may subsequently determine, as permitted by applicable law and exchange rules. Sit also agrees to use all commercially reasonable efforts to assist in the dissemination of the Benchmark’s data (to include, but not limited to, its components and such components value) as required by applicable securities laws and exchange rules. Further, Sit shall (a) provide general advice regarding the markets for and trading in commodity interests, (b) provide such information and data as may reasonably be requested by ETF Managers Capital regarding the principals of Sit and the Benchmark for inclusion in regulatory filings and marketing materials for the Fund, and (c) make reasonably available upon adequate notice speakers for Fund marketing events and persons to be interviewed by the press who can describe the Benchmark and its maintenance (the “Services”). Sit represents that its other engagements or activities are not of a nature or magnitude so as to have a material adverse effect on its ability to provide Services under this Article 2.

ETF Managers Capital acknowledges and agrees that Sit and its principals are required to devote only such time as may be reasonably required with respect to the Services. Other than as set forth below, Sit and its affiliates, including their respective partners, directors, members, stockholders, officers and employees (together, “Sit’s Affiliates”) will not be precluded from engaging directly or indirectly in any other business or activity, including, but not limited to, exercising investment advisory and management responsibility and buying, selling or otherwise dealing with securities, commodities or other investments for their own accounts, for the accounts of family members, for the accounts of other funds and for the accounts of individual and institutional clients. Sit and its Affiliates may also serve as the general partner or investment manager of other funds, client accounts and proprietary accounts (collectively, its “Clients”). Other than as set forth below, Sit and its Affiliates will perform, among other things, investment advisory and management services for Clients other than the Fund and in that connection to give advice and take action in the performance of their duties to those Clients which may differ from the timing and nature of action taken with respect to the Fund. Sit will make all investment decisions relating to the Fund and its other Clients in a manner consistent with its fiduciary obligations to act in good faith in what it considers to be the Fund’s and its Client’s best interests. Notwithstanding the foregoing, Sit and Sit’s Affiliates shall not engage in management, investment, or commodity trading activities, as the general partner, managing member, investment adviser, commodity trading advisor or otherwise for an exchange-traded fund (as defined below) that bases its return by reference to the Benchmark or a Substantially Similar Benchmark (as defined below), for as long as they are parties to this Agreement, and for six (6) months following the termination of this Agreement. “Substantially Similar Benchmark” shall mean a benchmark with all of the following criteria: (i) it is created by Sit or any of its Affiliates; (ii) its components consist of exchange traded futures contracts and options on futures on U.S. Treasury securities; and (iii) its components are selected and weighted to achieve a negative effective portfolio duration. “Exchange-traded fund” shall mean a fund open to the public and traded on a U.S. or foreign securities exchange whose net asset value is calculated daily and which trades throughout the trading day, and which does not invest in securities.

3.	FEES

For the Services provided hereunder, ETF Managers Capital and/or the Fund will pay Sit an advisory fee as set forth in the fee schedule attached as Exhibit A to this Agreement.

4.	TERMS AND TERMINATIONS

(a) This Agreement shall commence on the Effective Date and remain in effect for a period of two (2) years therefrom (“Initial Term”), unless earlier terminated by either ETF Managers Capital or Sit in accordance with this Article 4. After the Initial Term, this Agreement shall continue for successive one-year periods unless terminated by either such party as of the end of an annual period by providing written notice at least the period provided in Article 4(b) prior to such termination prior to the end of the annual period. Upon termination of this Agreement, ETF Managers Capital shall cease to use the Benchmark except as provided for in this Agreement.

(b) This Agreement may be terminated by ETF Managers Capital for any reason upon sixty (60) days written notice to Sit. This Agreement may be terminated by Sit upon sixty (60) days written notice to ETF Managers Capital for any reason.

(c) If a party (the “Breaching Party”) is in material breach of any terms of this Agreement, either ETF Managers Capital or Sit, as the case may be, may so notify the Breaching Party in writing, specifying the nature of the breach in reasonable detail. The Breaching Party shall have thirty (30) calendar days from delivery of that notice to correct the breach; provided that if the breach is not cured within the identified time period, the other party may terminate this Agreement at any time after the thirty (30) days’ written notice to the Breaching Party with another thirty (30) days’ written notice. Either ETF Managers Capital or Sit may terminate this Agreement upon thirty (30)

days’ written notice to such other party if Sit or ETF Managers Capital, as the case may be, is dissolved or its existence is terminated; becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; makes a voluntary assignment or transfer of all or substantially all of its property; has a custodian, trustee, or receiver appointed for it, or for all or substantially all of its property; has bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law for the relief of debtors, instituted by or against it, and, if instituted against it, any of the foregoing is allowed or consented to by the other party or is not dismissed within sixty (60) days after such institution.

(d) ETF Managers Capital acknowledges and agrees that Sit shall have the right, in its discretion, to cease maintenance and publication of the Benchmark and, in the event that the Benchmark is discontinued, Sit shall have the right to terminate this Agreement as to the Fund using the Benchmark if Sit does not intend to maintain and publish a replacement or substitute model portfolio. Sit shall give ETF Managers Capital at least sixty (60) days’ written notice prior to such discontinuance, which notice shall specify whether a replacement or substitute model portfolio will be available. ETF Managers Capital shall have the option hereunder to use the replacement model portfolio under the terms of this Agreement by notifying Sit within ninety (90) days of receiving written notice from Sit regarding the replacement model portfolio, on the same terms and conditions (including payment of fees as set forth in Article 3 of this Agreement) as ETF Managers Capital or the Fund previously used the discontinued Benchmark.

(e) No fees under Article 3 of this Agreement will be payable to Sit by ETF Managers Capital after termination of this Agreement as set forth in this Article 4 except any outstanding fees. The fee for the month in which this Agreement is terminated will be pro rated based on the number of days in the month during which the Agreement was in effect.

5.	INDEMNIFICATION

(a) ETF Managers Capital shall indemnify, defend and hold Sit and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “Sit Indemnified Parties”) harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of any material breach of this Agreement by ETF Managers Capital or any disclosure in the Registration Statement of the Fund (except disclosure about Sit or the Benchmark that has been specifically approved by Sit), and out of ETF Managers Capital’s use of the Benchmark (including, without limitation, in connection with the marketing, promotion and sale of the Fund and its units) other than a case in which Sit is obligated to indemnify ETF Managers Capital under Article 5(b) and except to the extent Losses are the result of any grossly negligent act or omission of a Sit Indemnified Party.

(b) Sit shall indemnify, defend and hold ETF Managers Capital and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “ETF Managers Capital Indemnified Parties”) harmless from and against any and all Losses arising out of (i) any material breach of this Agreement by Sit, (ii) any disclosure in the Registration Statement of the Fund about Sit or the Benchmark that has been specifically approved by Sit, (iii) any claim that Sit does not possess all rights necessary to grant the License granted by this Agreement, or (iv) the gross negligence, recklessness or willful misconduct of Sit in providing Services under this Agreement.

(c) Except as otherwise expressly provided herein, in no event shall either ETF Managers Capital or Sit be liable for any indirect, incidental, special or consequential damages, even if the party or an authorized representative thereof has been advised of the possibility of such damages. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith; thus, nothing in this Agreement shall in any way constitute a waiver or limitation on any rights which a party may have under the federal securities laws.

(d) Promptly after receipt by any Indemnified Party of notice of the commencement of any action, the Indemnified Party shall, if indemnification is to be sought against the other party (the “Indemnifying Party”) under this Article 5, notify the Indemnifying Party in writing of the commencement thereof, but the omission to notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnified Party shall be entitled to participate in any such action and to assume the defense thereof, with counsel of its choice, and after notice from the Indemnifying Party to the Indemnified Party of the Indemnified Party’s election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any attorneys’ fees subsequently incurred by the Indemnified Party. The Indemnified party shall cooperate in the defense of settlement of claims so assumed. The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless it has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. Without limiting the foregoing, in no event may either party make any admission of liability by or on behalf of the other party without such other party’s express prior written consent.

6.	REPRESENTATIONS AND WARRANTIES

(a) Each party represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement.

(b) Sit represents and warrants that it has the right to grant licenses under the Benchmark and that to its knowledge use of the Benchmark by ETF Managers Capital as provided herein shall not infringe any trade name, trademark, trade dress, copyright, other proprietary right, or contractual right of any person not a party to this Agreement. Except for the warranties set forth herein, Sit makes no warranty, express or implied, concerning the Benchmark, and makes no warranty as to its merchantability or fitness for a particular purpose. In particular, and without limiting the foregoing, Sit does not guarantee the quality, accuracy, or completeness of the Benchmark.

(c) ETF Managers Capital represents and warrants that both ETF Managers Capital and the Fund shall not commit any material violation of any applicable law or regulation, including but not limited to banking, commodities and securities laws.

(d) Sit represents and warrants that Sit shall not commit any material violation of any applicable law or regulation, including but not limited to banking, commodities and securities laws.

(e) ETF Managers Capital agrees to include the following disclosure or the substance thereof in the Fund’s prospectus:

The Benchmark Portfolio is the exclusive property of Sit, which has licensed the use of the Benchmark Portfolio for use by ETF Managers Capital. Sit is solely responsible for determining the securities included in, and the calculation of, the Benchmark Portfolio. Neither Sit nor its affiliates make any representation regarding the appropriateness of the Fund’s investments for the purpose of tracking the performance of the Benchmark Portfolio or otherwise.

7.	CONFIDENTIAL INFORMATION

(a) By virtue of this Agreement, either ETF Managers Capital or Sit may have access to information that is confidential to the other party including, without limitation, all business, technical, financial, customer and/or any other proprietary information of a party, products, processes, tools, services, technical knowledge and any other information and/or materials clearly marked as confidential or information identified as confidential at the time of disclosure or summarized as confidential in a written memorandum delivered to the recipient within thirty (30) calendar days of disclosure, including, without limitation, all information concerning the Benchmark, whether or not so marked (collectively, “Confidential Information”). Notwithstanding the foregoing, a party’s Confidential Information shall not include information which: (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party without reference to any Confidential Information. In addition, the obligations of this Article 7 do not apply to confidential information that is required to be disclosed pursuant to a duly authorized subpoena, court order, or government authority, provided that to the extent permitted by law the party subject to same shall provide immediate written notice to the other party upon receipt of subpoena, order, or other disclosure requirement prior to such disclosure and allow such other party the opportunity to intervene in the action in order to attempt to enjoin such subpoena, order, or other disclosure requirement. Such Confidential Information shall remain confidential for all other purposes.

(b) ETF Managers Capital and Sit agree to secure and protect the Confidential Information of each other in a manner consistent with the maintenance of the other party’s rights therein, using at least as great a degree of care as each party uses to maintain the confidentiality of its own confidential information of a similar nature, but in no event using less than its reasonable efforts. Neither ETF Managers Capital nor Sit shall sell, transfer, publish, disclose, or otherwise make available any portion of the Confidential Information of the other party to third parties, except as necessary to perform its obligations under this Agreement or as expressly authorized in this Agreement. Each party represents that it has, and agrees to maintain, an appropriate agreement with each third party who may have access to Confidential Information sufficient to enable such party to comply with all of the terms of this Agreement.

(c) ETF Managers Capital and Sit agree that the unauthorized use by any party of the other party’s Confidential Information will diminish the value of such Confidential Information and will cause substantial and irreparable damage to the party whose Confidential Information was improperly disclosed, and that the remedies generally available at law may be inadequate. Accordingly, ETF Managers Capital and Sit agree that a breach of this Article 7 shall entitle Sit (in the case of a breach by ETF Managers Capital) or ETF Managers Capital (in the case of a breach by Sit) to seek equitable relief to protect its interest herein, including injunctive relief, as well as money damages. The parties agree that the obligations under this Article shall survive termination or expiration of this Agreement.

(d) Each party shall be free to use for itself and for others in any manner the general knowledge, skill or experience acquired by it in connection with this Agreement.

8.	GENERAL

(a) RIA; CTA. Sit is registered as an investment adviser with the U.S. Securities and Exchange Commission and as a commodity trading advisor with the U.S. Commodity Futures Trading Commission, and is a member of the National Futures Association. Sit has provided Part 2 of its current Form ADV to ETF Managers Capital and will provide any revised Part 2 (or equivalent disclosure document) within a reasonable time after the revisions are made.

(b) Captions Not Determinative. Titles and paragraph headings herein are for convenient reference only and are not part of this Agreement.

(c) Independent Contractors. ETF Managers Capital and Sit are independent contractors to one another. Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between ETF Managers Capital, on the one hand, and Sit, on the other hand.

(d) Force Majeure. No party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any act of God, or any government or any governmental body, any act of war or terrorism, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

(e) Notice. All notices, including notices of address changes, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, postage prepaid to the appropriate address below:

If to Sit:

Sit Fixed Income Advisors II, LLC

3300 IDS Center

80 South 8th Street

Minneapolis, MN 55402

If to ETF Managers Capital:

ETF Managers Capital LLC

35 Beechwood Road

Suite 2B

Summit, NJ 07901

(f) Severability. In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the parties, such provision shall be deemed to be restated to be enforceable, in a manner which reflects, as nearly as possible, the intent and economic effect of the invalid provision in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

(g) Waiver. The waiver by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

(h) Modification. No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding unless in writing and executed by duly authorized agents of all parties affected by the modification or amendment.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

(j) Assignment. ETF Managers Capital may not assign this Agreement or any of the rights or obligations granted hereunder without Sit’s prior written consent, and Sit may not assign this Agreement or any of the rights or obligations granted hereunder (except to an affiliate under common control) without ETF Managers Capital’s prior written consent.

(k) Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

(l) Survival. The terms of Articles 5 and 7 shall survive the expiration or termination of this Agreement.

(m) Authority. The person signing this Agreement on behalf of each party has been properly authorized and empowered to execute agreements such as this Agreement on behalf of such party.

(n) Entire Agreement. This Agreement and any Exhibits constitute the complete agreement between the parties and supersede all previous or contemporaneous agreements, proposals, understandings, and representations, written or oral, with respect to the subject matter addressed herein.

IN WITNESS WHEREOF, the parties have entered into this Licensing and Services Agreement, and intend to be legally bound by it, as of the Effective Date.

Attest:

(Printed Name)	By:

Attest:

(Printed Name)	By:

EXHIBIT A

Fee Schedule